JOINT FILER INFORMATION




Name:                                Cobalt Corporation

Address:                             401 West Michigan Avenue
                                     Milwaukee, Wisconsin  53203

Designated Filer:                    Blue Cross & Blue Shield United of
                                     Wisconsin

Issuer and Ticker Symbol:            American Medical Security Group, Inc. (AMZ)

Date of Event Requiring Statement:   December 31, 2002

Signature:                           COBALT CORPORATION





                                     By:    /s/ Gail L. Hanson
                                            ------------------------------------
                                            Gail L. Hanson
                                            Senior Vice President


Name:                                Wisconsin United for Health Foundation,
                                     Inc.

Address:                             10 East Doty Street, Suite 600
                                     Madison, Wisconsin  53701

Designated Filer:                    Blue Cross & Blue Shield United of
                                     Wisconsin

Issuer and Ticker Symbol:            American Medical Security Group, Inc. (AMZ)

Date of Event Requiring Statement:   December 31, 2002

Signature:                           WISCONSIN UNITED FOR HEALTH
                                          FOUNDATION, INC.





                                     By:    /s/ Katherine Hudson
                                            ------------------------------------
                                            Katherine Hudson
                                            Secretary